EXHIBIT 99.1

 RevenueZen, eLLC

FINANCIAL STATEMENTS

December 31, 2023 AND 2022

RevenueZen, LLC

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Independent Auditor’s Report

To the Members’ and Board of Directors of RevenueZen, LLC

Opinion

We have audited the accompanying financial statements of RevenueZen, LLC which comprise the balance sheets as of December 31, 2023 and 2022, and the related statements of operations, statement of Stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RevenueZen, LLC as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United State of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of RevenueZen, LLC and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

o	Exercise professional judgment and maintain professional skepticism throughout the audit.
o	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
o	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of RevenueZen, LLC internal control. Accordingly, no such opinion is expressed.
o	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
o	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about RevenueZen, LLC ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/S BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

March 15, 2024

We have served as the Company’s auditor since 2024

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RevenueZen, LLC

Balance Sheets

	December 31 2023	December 31 2022

ASSETS
Current assets:
Cash	$82,762	$65,785
Accounts receivable	8,982	126,815
Prepaids and other current assets	6,669	219,127
Total current assets	98,413	411,727

Note receivable – related parties	20,209	-
Other assets	76,650	91,650
Total assets	$195,272	$503,377

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,865	$6,660
Accrued expenses	75,803
Notes payable – related party	32,156
Deferred revenue	-	52,273
Total current liabilities	118,824	58,933

Total liabilities	118,824	58,933

Total Members' equity	76,448	444,444

Total liabilities and members' equity	$195,272	$503,377

See accompanying notes to the financial statements

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RevenueZen, LLC

Statements of Operations – For the Years Ended December 31, 2023 and 2022

	2023	2022

REVENUE	$1,414,383	$2,666,912
Cost of goods sold	(943,398)	(1,506,275)
Gross margin	470,985	1,160,637

OPERATING EXPENSES:
General and administrative	588,723	785,461
Total operating expenses	588,724	785,461

Net income (loss) from operations	(117,738)	375,176

OTHER EXPENSES:
Interest expense	(3,259)	-
Total other expense	(3,259)	-

NET INCOME (LOSS)	$(120,997)	$375,176

See accompanying notes to the financial statements

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RevenueZen, LLC

Statements of Members' Equity

For the Years Ended December 31, 2023 and 2022

Members’
Equity

Balance, December 31, 2021	$194,360
Owner contributions
Owner distributions	(125,092)
Net income	375,176
Balance, December 31, 2022	444,444
Owner contributions
Owner distributions	(246,999)
Net income	(120,997)
Balance, December 31, 2023	$76,448

 See accompanying notes to the financial statements.

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RevenueZen, LLC

Statements of Cash Flows - For the Years Ended December 31, 2023 and 2022

	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(120,997)	$375,176
Adjustments to reconcile net loss to net cash used in operating activities:
Vesting of restricted shares of interactiveX, Inc	-	(12,900)
Changes in operating assets and liabilities:
Accounts receivable	117,833	(87,060)
Prepaid expenses and other current assets	212,458	(205,021)
Accounts payable	4,205	(13,290)
Accrued expenses	75,803
Contract liabilities	(52,273)	12,779
Net cash provided by operating activities	237,029	69,684

CASH FLOWS FROM INVESTING ACTIVITIES:
Return of SAFE proceeds	15,000	-
Proceeds from sale of other assets		26,184
Repayments of note receivable	13,871
Advance of note receivable	(34,080)
Net cash provided by (used in) investing activities	(5,209)	26,184

CASH FLOWS FROM FINANCING ACTIVITIES:
Owner distributions	(246,999)	(125,092)
Proceeds from loan payable	69,360	-
Proceeds from sale of common stock	(37,204)	-
Net cash used in financing activities	(214,843)	(125,092)

Net change in cash	16,977	(29,224)

Cash at beginning of period	65,785	95,009

Cash at end of period	$82,762	$65,785

Supplemental disclosure of cash flow information:
Cash paid for interest	$3,259	-
Cash paid for taxes	-	-

See accompanying notes to financial statements.

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RevenueZen, LLC

Notes to Financial Statements

Note 1 - Description of business and summary of significant accounting policies:

RevenueZen, LLC (the “Company”) is an Oregon limited liability Company, who works with Business to Business (“B2B”) brands to grow their organic and referral traffic. In addition, we provide and consult on content marketing services to help convert that traffic into paying customers. Services range from Search Engine Optimization (‘SEO’) to Linkedin marketing.

Basis of presentation

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions we are required to make. Estimates that are critical to the accompanying financial statements relate principally to the estimated period that course content is provided to customers and the valuation of share-based compensation. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary. It is at least reasonably possible that our estimates could change in the near term with respect to these matters.

Fair value hierarchy

The Company utilizes a valuation technique to measure the fair value of assets and liabilities by using a fair value hierarchy that maximizes the use of observable inputs and minimizes the use of unobservable inputs. The objective of a fair value measurement is to determine the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Accordingly, the fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

•	Level 2 - Quoted prices in markets that are not considered to be active or financial instruments for which all significant inputs are observable, either directly or indirectly;

•	Level 3 - Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

A financial instrument's level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. The Company's assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset or liability.

The methodology described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while the Company believes its valuation methodology is appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

The Company has no assets or liabilities valued using level 1, level 2, or level 3 inputs as of December 31, 2023 or 2023.

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RevenueZen, LLC

Revenue and cost recognition

The Company recognizes revenue in accordance with ASC 606 when it has satisfied the performance obligations under an arrangement with the customer reflecting the terms and conditions under which products or services will be provided, the fee is fixed or determinable, and collection of any related receivable is probable. ASC Topic 606, “Revenue from Contracts with Customers” establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to performance obligations in the contract; and 5) recognize revenue as the performance obligation is satisfied.

The Company’s performance obligation for its revenue stream are to provide content marketing, SEO and social media for customers. Revenues associated with completed sales are recognized at a point in time when they are provided to the customer. There is no financing component to the Company’s sales.

Deferred revenue is recorded when amounts charged to customers are  collected in advance of satisfaction of the Company's performance obligations. Deferred revenue totaled $0 and $52,273 at December 31, 2023 and 2022, respectively.

During the years ended December 31, 2023 and 2022, the Company recognized approximately $52,000 and $36,000 in revenue over time as services are delivered and the remaining $0 and $52,000 at a point in time, respectively.

Accounts receivable

Accounts receivable are carried at their estimated collectible amounts. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition. As of December 31, 2023 and 2022 no allowance for receivables has been recorded.

Cash and cash equivalents

For purposes of the statements of cash flows, we consider all highly-liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Concentration of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash. The Company maintains all of its cash in deposit accounts with one financial institution and two reputable payment processing platforms. Cash deposit balances with the financial institution frequently exceed federally-insured limits and amounts held by the payment processing platforms are not insured by FDIC. The Company has not experienced any losses in such accounts.

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount of the assets exceeds the fair value of the assets. There were no impairment charges recognized during the years ended December 31, 2023 and 2022.

Advertising

The Company expenses all advertising costs as incurred. Advertising costs were approximately $15,000 and $30,000 for the years ended December 31, 2023 and 2022, respectively.

Income taxes

The Company accounts for income taxes as a pass through entity, where the owner pays income taxes on it’s share of taxable income. The net profits and losses of the Company are allocated to the members in proportion to each members’ capital interest in the Company. Distributions are made by the Company to the members at such times and in such amounts as the members shall determine in their sole discretion.

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RevenueZen, LLC

Note 2 – Notes receivable – related party:

In July 2023, the Company has issued a note receivable to Ken Marshal, one of its members, for $24,000 which is to be repaid to the Company in 12 equal monthly payments of $2,088, beginning on August 1, 2023 with the last payment due on July 1, 2024. The note bears interest of 8% on the unpaid principal balance. As of December 31, 2023, the remaining balance on the note is $14,232.

The Company has issued a note receivable to Rocky Pedden, one of its members for $10,080 which is to be repaid to the Company in 12 equal monthly payments of $877, beginning on August 1, 2023 with the last payment due on July 1, 2024. The note bears interest of 8% on the unpaid principal balance. As of December 31, 2023, the remaining balance on the note is $5,977.

Note 3 – Note payable – related party:

In July 2023, the Company issued a note payable to Amanda Cyr, one of its members, for $69,360, which is to be repaid in 11 equal monthly payments of $6,560, beginning on August 1, 2023 with the last payment due on June 1, 2024. The note bears interest of 8% on the unpaid principal balance. As of December 31, 2023, the remaining balance on the note is $32,156.

Note 4 – Other Assets:

The Company holds a less than 1% interest in interactiveX, Inc. (doing business as Classavo) which the Company accounts for under  the cost method of accounting. The Company received 7,847 restricted shares of common stock with a fair value of $26,650 based on the cash value of services to be performed, pursuant to a consulting agreement in which the shares vest into common shares equally over 12 months. The Company received no distributions for the years ended December 31, 2023 and 2022.

On February 3, 2021, the Company entered into a Simple Agreement for Future Equity (“SAFE”) with Juno Insurance Group, PBC, (“Juno”) for $25,000. The Safe will automatically convert into the number of shares of Safe preferred stock at the conversion rate. During the year ended December 31, 2023, the Company was repaid $15,000 upon the execution of an amendment to the original Safe agreement. As of December 31, 2023 and 2022, the amounts owed to the Company under the Safe from June were $10,000 and $25,000, respectively.

On February 11, 2019, the Company entered into a convertible promissory note with RallyBright, Inc., (“Rally”), for a principal amount of $15,000. The note matures on the earlier of the 24 month anniversary of the note or the completion of a Qualified Financing as defined in the note. Upon maturity, the note will automatically convert into preferred shares based on the conversion price as defined in the note. As of December 31, 2023 and 2022, the amounts owed to the Company under the note was $15,000

On March 8, 2021, the Company entered into a SAFE with Rally for $25,000. The SAFE will automatically convert into the number of shares of SAFE preferred stock at the conversion rate. As of December 31, 2023 and 2022, the amounts owed to the Company under the SAFE from June were $25,000.

Note 5 – Subsequent events:

The Company has evaluated subsequent events through March 15, 2024, which is the date these financial statements were available to be issued. All subsequent events, if any, requiring recognition as of December 31, 2023, have been incorporated into these financial statements.

On December 31, 2023, the Company and Onfolio Holdings Inc. (“Onfolio”) and RevenueZen LLC, a Delaware limited liability company ("RevenueZen Delaware") a subsidiary of Onfolio, entered into and closed an asset purchase agreement (the "Asset Purchase Agreement") with Onfolio, for the purchase of substantially all of the assets utilized in the operation of the Company.

Pursuant to the Asset Purchase Agreement, and subject to the terms and conditions contained therein, at the closing, the Company agreed to sell to Onfolio the business, all as more fully described in the Asset Purchase Agreement. The aggregate purchase price for the purchase was $1,332,000, consisting of $240,000 in cash at closing, $425,000 in Onfolio Series A Preferred Shares, a $440,000 11% interest only secured promissory note made by RevenueZen Delaware due December 31, 2025 (the “Promissory Note”), and additional earn-out payments totaling $227,000 could be paid to RevenueZen pursuant to the earn-out formula described in the Asset Purchase Agreement. In addition, five founders of the Company received a total of a 12% equity interest in RevenueZen Delaware, and they will serve in leadership roles with the RevenueZen Delaware team. Also, certain of the founders received a total of 270,000 non-qualified stock options to purchase Onfolio common shares at $0.51 per share for a period of 10 years pursuant to Onfolio’s 2020 Equity Compensation Plan.

The transaction closed on January 4, 2024, when consideration was transferred by Onfolio and control was obtained by Onfolio and will be accounted for as a business combination under ASC 805.

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